UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  October 3, 2016

Cosi, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-50052	06-1393745
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

294 Washington Street, Suite 510; Boston, Massachusetts	02108
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:   (857) 415-5000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see   General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial obligation or an Obligation under an Off-Balance Sheet Arrangement.

On October 3, 2016, Cosi, Inc., a Delaware corporation, Hearthstone Partners LLC, a Massachusetts limited liability company, Hearthstone Associates, LLC, a Massachusetts limited liability company, Xando Cosi Maryland, Inc., a Maryland corporation, and Cosi Sandwich Bar, Inc., a Delaware corporation (collectively, the “Borrowers”) entered into Secured Debtor-In-Possession Promissory Notes with AB Value Partners, L.P., a Delaware limited partnership (“AB Value”), in the principal amount of $273,060.00, with AB Opportunity Fund LLC, a Delaware limited partnership (“AB Opportunity”), in the principal amount of $1,093,470, and Milfam II L.P., a Georgia limited partnership (“Milfam”), in the principal amount of $2,733,470.00 (collectively, the “DIP Notes”, and AB Value, AB Opportunity and Milfam being collectively, the “DIP Lenders”). Interest will accrue daily on the adjusted principal balance at the rate per annum equal to twelve percent (12%) (computed on the basis of the actual number of days elapsed over a year of 365/366 days calculated from and including the date the first loan was made), and to be paid in arrears on the maturity date.

The obligations of the Borrowers under the DIP Notes are secured by all assets of the Borrowers.  The DIP Notes are senior to all other obligations of the Borrowers and subject to customary events of default, including but not limited for the Borrowers’ non-payment of its obligations under the DIP Notes, breach of its representations and warranties under the DIP Notes or any other payment obligations of any nature pursuant to any other documents relating to the DIP Notes, non-compliance with the covenants set forth in the DIP Notes, termination of any lender security interest and excess disbursements over budget by more than 15%, among other events. Upon the occurrence of an event of default, the DIP Lenders may increase the then-applicable interest rate to 15% (or the maximum allowed pursuant to applicable law) or enforce all liens and security interests, among all other remedies that may be available to the DIP Lenders at law.  For so long as the Agreement is outstanding and until all obligations under the DIP Notes are paid in full, the Borrowers are subject to covenants described in the DIP Notes.  Copies of the three DIP Notes are filed hereto as Exhibits 4.1, 4.2 and 4.3 and are incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)          On October 5, 2016, the Company filed for approval of an Agreement for the Provision of Interim Management Services dated September 28, 2016, with Alliance for Financial Growth, Inc., which agreement is subject to Bankruptcy Court approval. If approved, the Company will be authorized to appoint Randy Kominsky to serve as the Company Chief Restructuring Officer (“CRO”).  Compensation shall be $13750 per week (equal to $275 at 50 hours per week), plus a success fee in the event of a sale equal to 2.5% of the aggregate gross purchase price paid for the Company, subject to a required range of $150,000 to $250,000.

Mr. Kominsky has over 25 years of experience working with companies and creditors in Chapter 11, out of court restructurings, turnarounds and crisis management. He has been associated with Alliance for Financial Growth since 1996 and before that was the National Partner in Charge of the Bankruptcy Consulting Practice of Coopers & Lybrand (PriceWaterhouseCoopers) from May 1993 through June 1996.

A copy of the Letter Agreement is filed hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01(d).	Exhibits.

Exhibit No.	Description	Paper (P) or Electronic (E)
4.1	Secured Debtor-in-Possession Promissory Note dated October 3, 2016 in the principal amount of $273,060 in favor of AB Value Partners, L.P.	E
4.2	Secured Debtor-in-Possession Promissory Note dated October 3, 2016 in the principal amount of $1,093,470 in favor of AB Opportunity Fund LLC	E
4.3	Secured Debtor-in-Possession Promissory Note dated October 3, 2016 in the principal amount of $2,733,470 in favor of Milfam II L.P.	E
10.1	Agreement for the Provision of Interim Management Services with Alliance for Financial Growth, Inc. for new CRO	E

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cosi, Inc.

Date: October 7, 2016	/s/ Vicki Baue
Name: Vicki Baue
Title: VP & General Counsel, CCO

EXHIBIT INDEX

Exhibit No.	Description	Paper (P) or Electronic (E)
4.1	Secured Debtor-in-Possession Promissory Note dated October 3, 2016 in the principal amount of $273,060 in favor of AB Value Partners, L.P.	E
4.2	Secured Debtor-in-Possession Promissory Note dated October 3, 2016 in the principal amount of $1,093,470 in favor of AB Opportunity Fund LLC	E
4.3	Secured Debtor-in-Possession Promissory Note dated October 3, 2016 in the principal amount of $2,733,470 in favor of Milfam II L.P.	E
10.1	Agreement for the Provision of Interim Management Services with Alliance for Financial Growth, Inc. for new CRO	E